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                                                                   EXHIBIT 23(c)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Prospectus constituting part of this registration statement on Form S-4 of Union Planters Corporation of our report dated January 27, 1995, on our audits of the consolidated financial statements of Eastern National Bank and Subsidiary. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.



/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
Miami, Florida
August 23, 1995